Exhibit 99.1

Contact:

Chuck Burgess

(212) 371-5999

clb@abmac.com

Rivian Bell

(213) 630-6550

rlb@abmac.com

Dex Media enters into forbearance agreement and receives term sheet and restructuring support agreement from senior lenders

DALLAS, November 5, 2015 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions to local businesses, today announced it has entered into a forbearance agreement with lenders under its senior secured credit facilities. The agreement is effective through November 23, 2015, pending certain conditions.

In addition, the Company announced it has received a term sheet and restructuring support agreement (RSA) from the ad hoc committee of lenders holding more than 50% of its senior secured credit facilities. The Company and its advisors are reviewing the term sheet and RSA, and are continuing negotiations with the Company’s lenders with a goal of agreeing on terms of a consensual restructuring.

“Constructive discussions with our lenders over the past few months have now led to a term sheet and restructuring support agreement. The forbearance agreement provides additional time to agree on a plan to restructure our debt facilities,” said Joe Walsh, Dex Media President and CEO. “We remain focused on implementing our long term business plan and putting in place the right strategic, operational and financial structure to support our business for many years to come.”

As previously announced, the Company elected to take advantage of a 30-day grace period to make an interest payment due on its senior subordinated notes, which was due on September 30, 2015. The Company did not make the interest payment within the grace period, and as a result, the Company’s bondholders have declared the senior subordinated notes to be immediately due and payable.

The Company’s liquidity position remains strong, with a cash balance of approximately $205.3 million as of October 30, 2015, and its employees, clients and vendors should see no disruption to current operations as a result of this announcement.

About Dex Media

Dex Media (NASDAQ: DXM) is a full-service media company offering integrated marketing solutions that deliver measurable results. As the marketing department for hundreds of thousands of local businesses across the U.S., Dex Media helps them win, keep and grow their customer base. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® search portals and applications as well as local print directories. For more information about the company, please visit www.DexMedia.com.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements address matters that involve risks and uncertainties, and include, without limitation, future operating and financial performance of the Company, the implementation of the business transformation program and the ability of the Company to retain existing business and to obtain and retain new business. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: our ability to provide assurance for the long-term continued viability of our business; our non-compliance with certain covenants under our senior secured credit facilities and our senior subordinated notes; our ability to comply with the forbearance agreement or the risk that the forbearance agreement is terminated; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; our ability to obtain additional financing or refinance our existing indebtedness on satisfactory terms or at all; our ability to accurately report our financial results due to a material weakness in our internal control over financial reporting; possible changes in our credit rating; changes in our operating performance; our ability to implement our business transformation program as planned; our ability to realize the anticipated benefits in the amounts and at the times expected from the business transformation program; the risk that the amount of costs associated with our business transformation program will exceed estimates; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to anticipate or respond to changes in technology and user preferences; our ability to maintain agreements with major Internet search and local media companies; competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses; the outcome of pending or future litigation and other claims; and other events beyond our control that may result in unexpected adverse operating results. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other periodic reports we file with the Securities and Exchange Commission “SEC”, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Quarterly Reports on Form 10-Q, which is incorporated herein by reference. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof or, in the case of statements incorporated by reference, on the date of the document incorporated by reference and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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